UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Mattson Technology, Inc. (the "Company") awarded performance-based restricted stock units ("RSUs") to certain Company employees under the Company's 2005 Equity Incentive Plan. These employees included the Company's principal executive officer, principal financial officer and one of the persons to be designated as named executive officers in the Company's proxy statement for its annual meeting of stockholders to be held in June, 2008 (collectively, the "Named Executive Officers").

The Compensation Committee made the following RSU awards to its Named Executive Officers:

Name and Title	Number of RSUs
David L. Dutton Chief Executive Officer	66,000
William I. Turner Chief Financial Officer	47,000
Stephen Lanza Senior Vice President, Global Business Operations	42,000

The RSUs listed above vest in four increments based upon the achievement of four incrementally higher revenue performance goals, provided that no vesting will occur unless certain operating profit margin and stock price thresholds are also achieved. Any RSUs not vested by January 1, 2011 will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2008

Mattson Technology, Inc.

By: /s/ William I. Turner

William I. Turner
Executive Vice-President and Chief Financial Officer